                                                                   EXHIBIT 10.10

                                 OFFICE LEASE

                                   PREAMBLE

     This lease is entered into on July 13, 1995, by and between SRI International, a nonprofit corporation, referred to in this lease as "Landlord," and DIVA Systems Corporation, a Delaware corporation, referred to in this lease as "Tenant."

     Subject to the terms and conditions set forth in this lease, Landlord hereby leases to Tenant certain space on the second floor of the building located at 333 Ravenswood Avenue, Menlo Park, California, which is currently known as "I" Building ("the Building"). Effective July 10, 1995, the space referred to in this lease as the "Leased Space," shall consist of Suites IR217, IR219, IR220, IR221. Effective August 1, 1995, the Leased Space shall consist of Suites IR250, IR252, and IR254. Landlord reserves the right to renumber and redesignate at any time during this lease the number of any space in the Building, including the Lease Space.

                                     TERM

     1. The term of this lease shall be a period not to exceed one (1) year commencing at 12:01 A.M. on July 10, 1995, and ending at 12:01 A.M. on June 30, 1996, unless terminated earlier as provided in this lease. Either Landlord or Tenant may terminate this lease upon thirty (30) days written notice to the other as required by the notice requirements of this lease.

                                  BASIC RENT

     2. Tenant agrees to pay to Landlord as basic rent, for the use and occupancy of the Leased Space, the sum of $2.00 per square foot. The total square footage of the Leased Space shall be 603 square feet for the period July 10, 1995 through July 31, 1995. The total monthly rent for this period shall be $844.20, representing the prorated amount due based upon a monthly rental amount of $1,206.00. Effective August 1, 1995, the total square footage of the Leased Space shall increase to 1,271 square feet. The total monthly rent shall increase to $2,542.00 per month payable on the first day of each and every month commencing August 1, 1995, and continuing throughout the term of this lease. All rent shall be paid by Tenant at the office of Landlord in Room AG 139 of Building "A" or any other place or places that Landlord may from time to time designate by written notice given to Tenant.

                                USE OF PREMISES

     3. The Leased space shall be used for general office purposes by Tenant and for no other use or uses without the prior express written consent of Landlord.

                                PROHIBITED USES

     4. Tenant shall not commit or permit the commission of any acts on the Leased Space nor use or permit the use of the Leased Space in any way that:

         (a) Increases the existing rates for or causes cancellation of any fire, casualty, liability, or other insurance policy insuring the Building or its contents;

         (b) Obstructs or interferes with the rights of other tenants or occupants of the Building or injures or annoys them; or

         (c) Constitutes the commission of waste on the Leased Space or the commission or maintenance of a nuisance as defined by the laws of California.

                             ALTERATIONS BY TENANT

     5. No alteration, addition, or improvement to the Lease Space shall be made by Tenant without the written consent of Landlord. Concurrently with requesting Landlord's consent to the proposed alteration, addition, or improvement, Tenant shall submit to Landlord preliminary plans for the alteration, addition, or improvement. Landlord shall, in its sole discretion, approve or disapprove the proposed alteration, addition, or improvement, within 30 days after its receipt of Tenant's written request for approval. If Landlord fails to affirmatively approve or disapprove the proposed alteration, addition, or improvement within the same 30 day period, the proposed alteration, addition or improvement shall be deemed disapproved. If Landlord gives such written consent to any alteration, addition, or improvement to the leased premises, Landlord and Tenant shall agree in writing at that time to the date when that undertaking shall be completed. Tenant shall obtain all necessary governmental permits required for any alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes. All approved alterations, additions, or improvements to the Leased Space shall be performed by Landlord's Facilities staff. Upon completion of the work, Landlord shall provide Tenant with an itemized statement identifying all charges associated with the alteration, addition, or improvement and Tenant shall pay the amount invoiced within ten (10) days of receipt of the invoice. Any alteration, addition, or improvement made by Tenant, and any fixtures installed as part of the construction, shall at Landlord's option become the property of Landlord on the expiration or other earlier termination of this lease; provided, however, that Landlord shall have the right to remove the fixtures and to repair and restore any damages to the leased premises caused by such removal at Tenant's cost upon termination of this lease.

                             SERVICES BY LANDLORD

     6. Landlord shall provide heat, HVAC, electricity, water and janitorial service, all of which shall be included in the monthly rental fee.

                       SERVICES NOT PROVIDED BY LANDLORD

     7. Space is provided on an "as is" basis. Tenant will be responsible for providing its own telephone and other communication equipment and lines. Any such installations must be approved in advance by SRI Telecommunication Services.

                            MAINTENANCE AND REPAIRS

     8. (a) Subject to the duty of the Landlord under this lease to provide regular cleaning service for the Leased Space and to perform maintenance and repairs for the Leased Space as needed, Tenant shall during the term of this lease maintain the Leased Space, in a good, clean, and safe condition, and shall on expiration or earlier termination of this lease surrender the Leased Space to Landlord in as good condition and repair as existed on the date of this lease, reasonable wear and tear excepted. Tenant, at Tenant's own expense, shall repair all deteriorations or injuries to the Leased Space or to the Building occasioned by Tenant's lack of ordinary care.

         (b) Except as otherwise provided in this lease, Landlord shall perform, at Landlord's sole expense, all repairs and maintenance for the Leased Space and the Building. Any repairs by Landlord shall be made promptly with first-class materials, in a good and workmanlike manner, in compliance with all applicable laws of all governmental authorities, and in a style, character, and quality conforming to the existing construction. Except in the case of any emergency, Landlord shall not enter the Leased Space for the purpose of effecting the repairs, alterations, or improvements other than during normal business hours, and shall give tenant 24-hours' notice of the intention to enter for those purposes.

         (c) Except for cases of emergency, Landlord shall make all repairs required hereunder as soon as is practical. In the event Landlord has not made a repair referred to in a written notice from Tenant to Landlord within 30 days after the date of that notice, Tenant shall have the right to have the repair performed and be reimbursed by Landlord. If the full amount of reimbursement is not delivered by Landlord to Tenant within 10 days after Tenant's delivery to Landlord of a written statement or bill evidencing the cost of the repair, Tenant shall have the right to deduct the cost of the repair from the next monthly rent payable to Landlord.

         (d) Cleaning maintenance for the Leased Space shall be regularly performed by Landlord.

                            INSPECTION BY LANDLORD

     9. Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Leased Space at all reasonable times for the purpose of inspecting the Leased Space to determine whether Tenant is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Landlord's interest in the Leased Space under this lease.

                           COMMON AREAS OF BUILDING

     10. (a) Landlord shall make available at all times during the term of this lease in any portion of the Building that Landlord from time to time designates or relocates, automobile parking and common areas (jointly referred to as "common areas," as that term is defined below) as Landlord shall from time to time deem appropriate. Tenant shall have the nonexclusive right during the term of this lease to use the common areas for itself, its employees, agents, customers, clients, invitees, and licensees.

         (b) The term "common areas" means the portions of the Building that, at the time in question, have been designated and improved for common use by or for the benefit of more than one tenant of the Building, including the parking areas; access and perimeter roads; landscaped areas; exterior walks, roofs, stairways, elevators, escalators and/or ramps; interior corridors, elevators, stairs, and balconies; directory equipment; the main entry lobby; restrooms; and drinking fountains. Landlord reserves the right to redesignate a common area for a noncommon use or to designate as a common area a portion of the Building not previously designated a common area.

         (c) All common areas shall be subject to the exclusive control and management of Landlord or any other persons or nominees that Landlord may have delegated or assigned to exercise management or control, in whole or in part, in Landlord's place and stead. Landlord shall have the right to close, if necessary, all or any portion of the common areas as is deemed necessary by Landlord in order to effect necessary repairs, maintenance, or construction, or to maintain the safety of tenants or the general public. Landlord will maintain the common areas in a clean, orderly, and sanitary manner. Landlord is responsible for all repairs of the common areas, except those required by the negligence of Tenant.

         (d) Landlord and Landlord's nominees and assignees shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the common areas and the Building. Tenant shall fully and faithfully comply with and observe the rules and regulations for the common areas and the Building ("the Building Rules and Regulations"), of which the Leased Space is a part, including any additions or amendments to the Building Rules and Regulations that may be hereafter enacted by Landlord in Landlord's sole discretion. Tenant acknowledges receipt of a copy of the Building Rules and Regulations, which are attached to and made a part of this lease as Exhibit A. Landlord shall not be liable in any way for failure of any other occupant of the Building of which the Leased Space is a part to comply with and observe these rules and regulations.

                        PARKING RIGHTS AND OBLIGATIONS

     11. Included in the rent payable by Tenant under this lease for the Leased Space, Tenant shall have the exclusive right to seven (7) parking spaces in the parking area, for use by it and its employees. Subject to availability, Tenant may lease additional spaces at an additional cost of $35 per space per month. Landlord may in its sole discretion reconfigure the parking area and renumber the parking spaces or reassign Tenant or other tenants different parking spaces, provided that Tenant at all times is entitled to seven parking spaces.

                        UTILITIES FURNISHED BY LANDLORD

     12. Landlord shall, at Landlord's own cost and expense, provide the following utilities to the Leased Space and the Building:

         (a) Water and electricity for the Leased Space and the Building; available Monday through Friday, during regular business hours;

          (b) Heating and air conditioning for the Leased Space and Building; available Monday through Friday, during regular business hours.

                              TENANT'S INSURANCE

     13. For the mutual benefit of Landlord and Tenant, Tenant shall during the term of this lease cause to be issued and maintained public liability insurance in the sum of at least $500,000 for injury to or death of one person, and $1,000,000 for injury to or death of more than one person in any one accident, insuring the Tenant against liability for injury and/or death occurring in or on the Leased Space or the common areas. Landlord shall be named as an additional insured and the policy shall contain cross--liability endorsements. The Tenant shall maintain all such insurance in full force and effect during the entire term of this lease and shall pay all premiums for the insurance. Evidence of insurance and of the payment of premiums shall be delivered to Landlord upon request.

     14. The Tenant shall provide and maintain at its own expense during the entire term of this lease workers compensation insurance in amounts required by applicable state laws.

                   INSURANCE FOR TENANT'S PERSONAL PROPERTY

     15. Tenant agrees at all times during the term of this Lease to keep, at Tenant's sole expense, all of Tenant's personal property, including trade fixtures and equipment that may be on or in the Leased Space from time to time, insured against loss or damage by fire and by any period included within fire and extended coverage insurance for an amount that will insure the ability of Tenant to fully replace the personal property, trade fixtures, and equipment.

                                INDEMNIFICATION

     16. Landlord shall not be liable to Tenant, and Tenant hereby waives any and all claims against Landlord, for any injury or damage to any person or property in or about the Leased Space or any part of the Leased Space by or from any cause whatsoever, except injury or damage to Tenant resulting from the acts or omissions of Landlord or Landlord's authorized agents.

     Tenant shall hold Landlord harmless from and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever (1) occurring in, on, or about the Leased Space or any part of it, and (2) occurring in, on, or about any common areas of the Building when that injury or damage was caused in part or in whole by the act, neglect, fault of, or omission of any duty by Tenant, its agents, servants, employees, or invitees.

                    DESTRUCTION OF LEASED SPACE OR BUILDING

     17. If the Leased Space or the Building of which it is a part is damaged or destroyed by any cause not the fault of Tenant, Landlord shall at Landlord's sole cost and expense promptly repair it, and the rent payable under this lease shall be abated for the time and to the extent Tenant is prevented from occupying the Leased Space in its entirety. Notwithstanding the foregoing, if the Leased Space or the Building is damaged or destroyed and repair of the damage or destruction cannot be completed within 30 days, Landlord may, in lieu of making the repairs required by this paragraph, terminate this lease by giving Tenant 10 days' written notice of termination. A notice of termination must be given by Tenant not later than 30 days after the event causing the destruction or damage.

                                 CONDEMNATION
     18. (a) If all or any part of the Leased Space is taken by any public or quasi-public agency or entity under the power of eminent domain during the term of this lease:

               (1) Either Landlord or Tenant may terminate this lease by giving the other 10 days' written notice of termination; provided, however, that Tenant cannot terminate this lease unless the portion of the Leased Space taken by eminent domain is so extensive as to render the remainder of the Leased Space useless for the uses permitted by this lease.

               (2) If only a portion of the Leased Space is taken by eminent domain and neither Landlord nor Tenant terminates this lease, the rent thereafter payable under this lease shall be reduced by the same percentage that the floor area of the portion taken by eminent domain bears to the floor area of the entire Leased Space.

               (3) If any portion of the Building other than the Leased Space is taken by eminent domain, Landlord may, at its option, terminate this lease by written notice to Tenant.

               (4) Any and all damages and compensation awarded to paid because of a taking of the Leased Space or the Building shall belong to Landlord, and Tenant shall have no claim against Landlord or the entity exercising eminent domain power for the value of the unexpired term of this lease or any other right arising from this lease.

                           ASSIGNMENT AND SUBLETTING

     19. Tenant shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in the Leased Space without first obtaining the express written consent of Landlord, Furthermore, Tenant shall not sublet the Leased Space or any part of it or allow any other persons, other than Tenant's employees and agents, to occupy or use the Leased Space or any part of it without the prior written consent of Landlord. A consent by Landlord to one assignment, subletting, or occupation and use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation and use by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or other wise, is void and shall, at the option of Landlord, terminate this lease. The consent of Landlord to any assignment of Tenant's interest in this lease or the subletting by Tenant of the Leased Space shall not be unreasonably withheld.

                      ACTS CONSTITUTING BREACH BY TENANT

     20. The following shall constitute a default under and a breach of this lease by Tenant:

          (a) The nonpayment of rent when due, when the nonpayment continues for 10 days after written notice to pay rent or surrender possession of the Leased Space has been given by Landlord to Tenant;

          (b) A failure to perform any provision, covenant, or condition of this lease other than one for the payment of rent, when that failure is not cured within 10 days after written notice of the specific failure is given by Landlord to Tenant;

          (c) The breach of this lease and abandonment of the Leased Space before expiration of the term of this lease;

          (d) A receiver is appointed to take possession of all or substantially all of Tenant's assets, when possession is not restored to Tenant within 10 days;

          (e)  Tenant makes a general assignment for the benefit of creditors;

          (f) The execution, attachment, or other judicial seizure of substantially all of Tenant's assets, when the seizure is not discharged within 10 days; or

          (g) The filing by or against Tenant of a petition to have Tenant adjudged or a petition for reorganization or arrangement under the federal bankruptcy law (unless, in the case of a petition filed against Tenant, it is dismissed within 10 days.

                              LANDLORD'S REMEDIES

     21. If Tenant breaches or is in default under this Lease, Landlord in addition to any other remedies given Landlord by law or equity, may:

          (a) Continue this lease in effect by not terminating Tenant's right to possession of the Leased Space and thereby be entitled to enforce all Landlord's rights and remedies under this lease including the right to recover the rent specified in this lease as it becomes due under this lease; or

          (b) Terminate this lease and all rights of Tenant under the lease and recover from Tenant:

               (1) The unpaid rent that had been earned at the time of termination of the lease;

               (2) The amount by which the unpaid rent that would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided.

               (3) The amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

               (4) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this lease; or

          (c) In lieu of, or in addition to, bringing an action for any or all of the recoveries described in subparagraph (b) of this paragraph, bring an action to recover and regain possession of the Leased Space in the manner provided by the California law of unlawful detainer then in effect.

                              TERMINATION NOTICE

     22. No act of Landlord, including but not limited to Landlord's entry on the Leased Space or efforts to relet the Leased Space, or the giving by Landlord to Tenant of a notice of default, shall be construed as an election to terminate this lease unless a written notice of the Landlord's election to do so is given to Tenant.

                               WAIVER OF BREACH

     23. The waiver by Landlord of any breach by Tenant of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent default or breach by Tenant either of the same or a different provision of this lease.

                                    NOTICES

     24. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party to this lease by the other party shall be in writing, and shall be deemed duly served and given when personally delivered to the party to whom it is directed or any employee of that party or, in lieu of personal service, when deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Landlord at 333 Ravenswood Avenue, Menlo Park, California, 94025 or to Tenant at 333 Ravenswood Avenue, Menlo Park, California 94025. Either party may change its address for purposes of this paragraph by giving written notice of the change to the other party in the manner provided in this paragraph.

                                ATTORNEYS' FEES

     25. If any litigation is commenced between the parties to this lease concerning the Leased Space, this lease, or the rights and duties of either in relation to the Leased Space or the lease, the party prevailing in that litigation shall be entitled, in addition to any other relief grated, to a reasonable sum as and for its attorneys' fees in litigation, which sum shall be determined by the court in that litigation.

                        BINDING ON HEIRS AND SUCCESSORS

     26. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, but nothing in this paragraph shall be construed as a consent by Landlord to any assignment of this lease or any interest therein by Tenant except as provided in Paragraph 19 of this lease.

                                TIME OF ESSENCE

     27.  Time is expressly declared to be of the essence in this lease.

                            SOLE AND ONLY AGREEMENT

     28. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Leased Space or the leasing of the Leased Space to Tenant, and sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Leased Space or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void.

     EXECUTED on _______________ at Menlo Park, San Mateo County, California.



                                        /s/ John Jay Osborn
                                        ----------------------------------------
                                        SRI INTERNATIONAL
                                        LANDLORD


                                        /s/ Alan H. Bushell
                                        ----------------------------------------
                                        DIVA SYSTEMS CORPORATION
                                        TENANT

                                   EXHIBIT A

                        BUILDING RULES AND REGULATIONS

                              HALLS AND STAIRWAYS

     1. Tenants shall not loiter in the halls and entryways, nor permit their employees or patrons to loiter in the halls and entryways, and shall not obstruct in any way the entryways, passages, stairways, elevators, and halls of the building or use them for any other purpose than ingress and egress to and from their respective offices.

                                     SIGNS

     2. No sign, placard, picture, name, advertisement, or notice visible from outside a Tenant's premises shall be displayed in or on the Building without the express written consent of Landlord, and Landlord may remove, at the expense of Tenant, any sign, placard, picture, name, advertisement, or notice so displayed.

                                LOCKS AND KEYS

     3. No additional lock or locks shall be placed on any door in the Leased Space by Tenant without the prior written consent of Landlord. Tenant shall receive, without cost, two keys to each door having a lock in the Tenant's Leased Space. If Tenant desires extra keys to any door, Tenant must obtain them from Landlord and Landlord may impose a reasonable charge for them.

                            WIRING AND ELECTRICITY

     4. Wiring of any kind shall be introduced in the Building and connected only as directed by Landlord, and no boring or cutting for wires will be allowed except with the prior consent of Landlord. The location of all telephones and call boxes affixed to the Building shall be prescribed by Landlord.

                            CONNECTION OF MACHINERY

     5. Tenant shall not connect any apparatus, machinery, or device to the electric wires, water, or air pipes of the Building without the consent of Landlord.

                        MOVING FURNITURE AND EQUIPMENT

     6. Landlord shall prescribe the permissible times for moving equipment and furniture into the Building and Tenant's Leased Space. Tenant shall give the Landlord at least 24-hours' advance notice of the time Tenant intends to move furniture or equipment into Tenant's Leased Space. Landlord shall not be liable for any damage or loss caused by the moving of the furniture or equipment, and any damage to Building or Leased Space caused by the moving furniture or equipment shall be repaired at Tenant's expense.

                               OBSTRUCTING LIGHT

     7. The glass doors, windows, lights, and skylights admitting light into the halls and other common areas of the Building shall not at any time be covered or obstructed by Landlord or Tenant.

                        LANDLORD'S OFFICE AND EMPLOYEES

     8. Any respect of Tenant for service or any other matter connected with the Building must be made to and at the SRI Facilities department in Building 303, (415) 859-2222, Monday through Friday during regular business hours. In the event of an emergency during off-hours, Tenant shall contact SRI Security, Building E, (415) 859-2900.

                           LOCKING OF ENTRANCE DOORS

     9. All entrance and exit doors of the Building shall be open and unlocked by Landlord during the following hours:

     Monday through Friday, from 6:30 A.M. to 6:00 P.M. At all other times, including all national holidays, all entrance and exit doors shall be locked.

                          ENTRY AFTER BUILDING CLOSED

     10. Landlord shall provide Tenant with passes for after hours access to the building. Any person entering or leaving the Building at any time when its entrance and exit doors are closed and locked may be questioned about his or her business in entering or leaving the Building, and may be required to sign the Building register by security personnel. Any person not satisfying the security personnel that he or she has a right to enter the Building may be excluded from the Building.

                              REMOVAL OF PERSONS

     11. Landlord reserves the right to exclude and expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of any intoxicating beverage or drug or who in any manner violates any of these rules and regulations or creates, in the judgment of Landlord, a disturbance in the Building.

                          NO CANVASSING OR SOLICITING

     12. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall promptly report to Landlord any person found by him or her to be canvassing, soliciting, or peddling in the Building.

                         FURTHER RULES AND REGULATIONS

     13. Landlord reserves the right to amend these rules and regulations and to make any other and further rules and regulations for the Building that, from time to time in the judgment of Landlord, are required for the orderly and safe conduct of Building operations.

                                  [FLOOR PLAN]

                      FIRST MODIFICATION TO OFFICE LEASE

     WHEREAS, SRI INTERNATIONAL (SRI), hereinafter referred to as "Landlord", and DIVA SYSTEMS CORPORATION, hereinafter referred to as "Tenant", have entered into a lease dated July 13, 1995, for the rental of space in Building I, 333 Ravenswood Avenue, Menlo Park, California, the "Leased Space" as defined by the lease, and

     WHEREAS the parties now desire to include additional suites in the "Leased Space" and to increase the total monthly rental;

     NOW THEREFORE THE LEASE IS AMENDED AS FOLLOWS:

     The "Lease Space" as defined by paragraph 2 of the Preamble is increased to include Suite IR213 and IR215.

     The paragraph entitled "Basic Rent" is modified to read as follows:
Effective October 1, 1995 the total square footage of the Leased Space shall increase to 1,495 square feet. The total monthly rental shall increase to $2,990.00 per month payable on the first day of each and every month commencing October 1, 1995, and continuing throughout the term of this Lease.

     Except as amended hereby, all other terms and conditions of said lease remain unchanged and in full force and effect.

SRI INTERNATIONAL                                DIVA SYSTEMS CORPORATION

By /s/ Thomas T. Little                          By /s/ Alan H. Bushell
   ----------------------------                    ----------------------------

Title: Corporate Director, Support Operations    Title: President

Date:  September 25, 1995                        Date:  September 26, 1995

                  FIRST [SECOND] MODIFICATION TO OFFICE LEASE

     WHEREAS, SRI INTERNATIONAL (SRI), hereinafter referred to as "Landlord," and DIVA SYSTEMS CORPORATION, hereinafter referred to as "Tenant," have entered into a lease dated July 13, 1995, for the rental of space in Building I, 333 Ravenswood Avenue, Menlo Park, California, the "Leased Space" as defined by the lease, and

     WHEREAS the parties now desire to include additional suites in the "Leased Space" and to increase the total monthly rental;

     NOW THEREFORE THE LEASE IS AMENDED AS FOLLOWS:

     The "Lease Space" as defined by paragraph 2 of the Preamble is increased to include Suite IS238 and IS240.

     The paragraph entitled "Basic Rent" is modified to read as follows:
Effective December 1, 1995 the total square footage of the Leased Space shall increase by 230 square feet from 1,495 square feet to 1,725 square feet. The total monthly rental shall increase by $460 per month from $2,990 per month to $3,450.00 per month payable on the first day of each and every month commencing December 1, 1995, and continuing throughout the term of this Lease.

     Except as amended hereby, all other terms and conditions of said lease remain unchanged and in full force and effect.

SRI INTERNATIONAL                                DIVA SYSTEMS CORPORATION

By /s/ Thomas T. Little                          By /s/ Alan H. Bushell
   ----------------------------                     ----------------------------

Title: Corporate Director, Support Operations    Title: President

Date:  December 13, 1995                         Date:  December 13, 1995

                      THIRD MODIFICATION TO OFFICE LEASE

     WHEREAS, SRI INTERNATIONAL (SRI), hereinafter referred to as "Landlord," and DIVA SYSTEMS CORPORATION, hereinafter referred to as "Tenant," have entered into a lease dated July 13, 1995, for the rental of space in Building I, 333 Ravenswood Avenue, Menlo Park, California, the "Leased Space" as defined by the lease, and

     WHEREAS the parties now desire to terminate the lease of all space in Building I; to substitute other space in Building 203B as the "Leased Space" and to increase the total monthly rental;

     NOW THEREFORE THE LEASE is amended as follows:

     All space in Building I is deleted from the definition of the "Lease Space" as defined by paragraph 2 of the Preamble. Upon execution this modification the "Lease Space" will be defined as 3360 square feet of Building 203B, which includes Suites ___ and Labs ___ (or as outlined on the attached Exhibit A).

     The paragraph entitled "Basic Rent" is amended to read as follows:
Effective February 1, 1996, the total square footage of the Leased Space shall increase by 1,635 square feet from 1,725 square feet to 3,360 square feet. The total monthly rental shall increase by $246 per month from $3,450 per month to $3,696 per month payable on the first day of each and every month commencing February 1, 1996, and continuing throughout the term of this Lease. The monthly rental rate per square foot is $1.10, inclusive of electricity, HVAC and janitorial services. All other services required by DIVA will be quoted "as needed" and billed separately. The space is offered on a move in "as is" basis with the exception that SRI will cover the cost of having the existing carpeting re-stretched.

     The following paragraph shall be added after the section entitled "Sole and Only Agreement":

BADGES

     29. Tenant, its employees, invitees, etc., shall wear SRI issued badges at any time when they are in or about the Premises, the Building or common area, and shall comply with SRI's badge policy.

     Except as amended hereby, all other terms and conditions of said lease remain unchanged and in full force and effect.

SRI INTERNATIONAL                                DIVA SYSTEMS CORPORATION

By /s/ Thomas T. Little                          By /s/ Alan H. Bushell
   ----------------------------                     ----------------------------

Title: Corporate Director, Support Operations    Title: President

Date:  January 16, 1996                          Date:  January 17, 1996

                                                                 January 2, 1996

Mr. Alan Bushell
DIVA
333 Ravenswood Avenue
Menlo Park, CA 94025

Dear Alan:

As promised, this letter puts forth the terms and conditions under which SRI proposes to lease office and dry laboratory space to DIVA in our building designated as #203B. As I mentioned, the rate I am proposing has not yet been reviewed and approved by our CEO, which is a requirement. In the interest of time, however, you and I can reach agreement and then I will submit it to Dr. Sommers for final approval.

It is my understanding that your current space requirements will not definitely be known until such time as you occupy the proposed space. Further, I understand that those space requirements are expected to increase over time, but are not expected to exceed the total square footage available in 203B of 4800 square feet. Accordingly, as you and I agreed, we would propose that the lease be formalized at an initial square footage equal to 70% of the total, or 3360 square feet. Subsequently, the total space will be modified quarterly as needed to reflect any increase in your requirements, thus providing DIVA with the flexibility to add space as it becomes necessary.

The rate that would apply should you opt to accept this proposal will be $1.35 per square foot, inclusive of electricity, HVAC and janitorial services. This would equate to an initial monthly base rent of $4,536. All other services required by DIVA will be quoted and billed separately. The space is offered on a move in as is basis with the exception that SRI will cover the cost of having the existing carpeting re-stretched.

The general terms of the office lease currently in place between our two companies will apply, with one addition. That is a formal requirement that DIVA employees and their invitees must comply with SRI's existing identification badging program, and agree to further identification challenge by our Security personnel if requested.

I hope you find this proposal acceptable and look forward to working with you to insure a timely and efficient relocation.


                                    Sincerely,


                                    Thomas T. Little
                                    Corporate Director
                                    Support Operations

                      FIFTH MODIFICATION TO OFFICE LEASE

     WHEREAS, SRI INTERNATIONAL, hereinafter referred to as "Landlord," and DIVA SYSTEMS CORPORATION, hereinafter referred to as "Tenant," have entered into a lease dated July 13, 1995, for the rental of space located at 333 Ravenswood Avenue, Menlo Park, California, the "Leased Space" as defined by the lease and modifications thereto; and

     WHEREAS, the parties now desire to expand the area included in the "Leased Space" and to increase the total monthly rental; and

     NOW, THEREFORE, THE LEASE is amended as follows:

     The second paragraph of the preamble is modified such that upon execution of this modification, and retroactive to May 1, 1997, the Leased Space will be defined as Building 203 consisting of 10,070 square feet, Building 201 consisting of 8,700 square feet and Building 205 consisting of 9,440 square feet.

     The first sentence of the section entitled "Term" is amended to read as follows:

     The term of this lease shall be a period commencing at 12:01 a.m. on July 10, 1995, and ending at 12:01 a.m. on April 30, 1999.

     Upon expiration of the Term, as defined above, this Lease shall automatically renew and extend until April 30, 2001 ("Renewal Term") unless terminated by either party as permitted under this Lease. Concurrent with the commencement of the Renewal Term, the Base Rent will increase to then current market value as determined by Landlord.

     The paragraph entitled "Basic Rent" is amended to read as follows:

     Effective May 1, 1997, the total square footage of the Leased Space shall increase by 17,140 square feet from 11,070 square feet to 28,210 square feet. The total monthly rental shall increase by $21,425 per month from $13,837.50 to $35,262.50 per month payable on the first day of each and every month.

     The monthly rental rate per square foot is $1.25 inclusive of electricity, HVAC and janitorial services. All other services required by DIVA will be quoted on an "as needed" basis and billed separately. A paragraph numbered 29 and entitled "Option" is hereby added to the Lease.

     29.  Option.  Tenant shall have the option to increase the Leased Space to
          ------
     include any or all of Buildings 202 and 204 provided, however, that Landlord may deny such option should Landlord desire to retain the space for its own use. Tenant shall provide Landlord with prompt written notice of its desire to increase the Leased Space. Recognizing that the Tenant, in order to accommodate Landlord's desires, has relinquished its previous options on Buildings 108 and 110 in exchange for the above options, Landlord agrees to the following. Should Tenant exercise its option on either Building 202 or 204, Landlord agrees to make, at its own expense and within a reasonable time, those modifications necessary to convert those areas of the subject building, not currently so configured, into general office space of similar configuration and standards as currently existing in Building 110. Should Landlord not require the space, the parties shall negotiate in good faith as to the terms under which Tenant may lease the space. This paragraph shall in no way prohibit Landlord from letting the space to another tenant or using the space for its own purposes. However, prior to letting the space to another tenant, Landlord shall inform Tenant of its intention to do so and allow Tenant ten (10) days in which to exercise this option and begin good faith negotiations on the space. If Tenant does not respond within the above time period, Landlord shall be free to offer to let the space to another tenant on terms no more favorable than offered to Tenant. Landlord shall have no obligation to provide Tenant with the above right of first refusal if it desires to use the space for its own purposes, but shall inform Tenant, in a timely manner, that the space is no longer available for let.

     A paragraph numbered 30 and entitled "Signage" is hereby added to the Lease.

     30.  Signage.  In order to be consistent with established emergency
          -------
     response protocols, Tenant agrees to have erected, corporate signage, design and location to be approved by Landlord, that clearly indicates those buildings occupied by Tenant. All costs associated with the erection of the signs will be borne by the Tenant. Landlord agrees, at its sole expense, to remove all present signage relating to SRI International. Both parties agree that the above described work will be completed by a date not later than August 1, 1997.

     Except as amended hereby, all other terms and conditions of said lease remain unchanged and in full force and effect.

SRI INTERNATIONAL                                DIVA SYSTEMS CORPORATION

By /s/ Thomas T. Little                          By /s/ Alan H. Bushell
   ----------------------------                     ----------------------------

Title: Corporate Director, Support Operations    Title: President

Date:  July 24, 1997                             Date:  July 24, 1997



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